Exhibit 10.24

COAL VALLEY SALES, LLC

111 Freeport Road, Pittsburgh, PA 15215
Phone (412) 784-0750 — Fax (412) 784-0841

June 5, 2017

Scrubgrass Generating Company LP 2151 Libson Road Kennerdell, PA 16374

Dear Mr. Shaffer:

Reference is made to that certain Waste Disposal Agreement by ant between Scrubgrass Generating Company LP (“Scrubgrass”) and Coal Valley Sales LLC (“Coal Valley”) dated February 12, 2002, as amended (the “Agreement”). Based on our recent discussions, Coal Valley will commit additional tonnage from the Tassa stockpile it controls in Irwin Township, Venango County as described In Exhibit H to the Agreement. Further, any and all Tassa waste coal shipped to Scrubgrass will be considered part of the Minimum Payment provisions under Section 5.4 of the Second Amended Agreement as of December 22, 2015.

Please indicate your acceptance of this waste coal pile to Exhibit H by countersigning below.

Best Regards,

/s/ Joe Anania

Joe Anania

CFO

Coal Valley Sales LLC

Accepted and agreed to:

Scrubgrass Generating Company LP

By: /s/ R.J. Shaffer

R.J Shaffer, Plant Manager

THIRD AMENDMENT TO THE WASTE DISPOSAL AGREEMENT

This THIRD AMENDMENT TO THE WASTE DISPOSAL AGREEMENT (this “Amendment”) dated January 31, 2017, is by and between Coal Valley Sales LLC of 111 Freeport Road, Pittsburgh, PA 15215, (hereinafter called “Operator”), and Scrubgrass Generating Company LP of 2151 Lisbon Road, Kennerdell, PA 16374 (hereinafter called “Scrubgrass”).

WHEREAS, Operator and Scrubgrass are parties to that certain Waste Disposal Agreement dated February 12, 2002, amended by the letter agreement dated February 22, 2010, extended by facsimile transmission dated June 13, 2011 and amended by the Second Amendment dated December 22, 2015 (the “Waste Disposal Agreement”); and

WHEREAS, Operator and Scrubgrass desire to amend the terms of the Waste Disposal Agreement as provided herein.

NOW THEREFORE, the Parties hereto, intending to be legally bound hereby an in consideration of promises contained herein, do hereby agree as follows:

1.Defined Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Waste Disposal Agreement.

2.Amendments:

(a)	Amendment to Section 2.1. Operator and Scrubgrass hereby agree to amend Section 2.1 of the Waste Disposal Agreement by replacing it with the following:

“2.1Right to Waste Coal; Right to First Offer for Other Coal”

(c) SCRUBGRASS hereby terminates to Operator the right of first refusal offer with respect to the exclusive right to supply coal other than Waste Coal to SCRUBGRASS for the Facility during the term of the Agreement.

(b)

Amendment to Section 4.1 Operator and Scrubgrass hereby agree to amend Section 4.1 of the Waste Disposal Agreement by restoring the Section 4.1 as described in the agreement dated February 12, 2002, based on the following:

“4.1Waste Coal Quality, Suspension of Deliveries.”

Provided that SCRUBGRASS does not continue to assume all of the Operator’s obligations related to mining, processing, loading and otherwise handling Waste Coal and unloading and properly disposing of ash with respect to the Russellton Pile, then all of the provisions of Section 4.1 as described in the agreement dated February 12, 2002 are restored in its entirety.

(c)

Amendment to Section 4.2 Operator and Scrubgrass hereby agree to amend Section 4.2 of the Waste Disposal Agreement by restoring the Section 4.2 as described in the agreement dated February 12, 2002, based on the following:

“4.2Inspection of Waste Coal.”

Provided that SCRUBGRASS does not continue to assume all of the Operator’s obligations related to mining, processing, loading and otherwise handling Waste Coal and unloading and properly disposing of ash with respect to the Russellton Pile, then all of the provisions of Section 4.2 as described in the agreement dated February 12, 2002 are restored in its entirety.

(d)

Amendment to Section 4.3 Operator and Scrubgrass hereby agree to amend Section 4.3 of the Waste Disposal Agreement by restoring the Section 4.2 as described in the agreement dated February 12, 2002, based on the following:

“4.2Rejection of a Delivery.”

Provided that SCRUBGRASS does not continue to assume all of the Operator’s obligations related to mining, processing, loading and otherwise handling Waste Coal and unloading and properly disposing of ash with respect to the Russellton Pile, then all of the provisions of Section 4.3 as described in the agreement dated February 12, 2002 are restored in its entirety.

(e)	Amendment to Section 5.1 Operator and Scrubgrass hereby agree to amend Section 5.1 of the Waste Disposal Agreement based on the following:

“5.1Handling Fee.”

The Reduced Handing Fee of $1.00 per ton is extended thru the expiration of the Basic Term (as provided in Section 6.1 below).

(f)	Amendment to Section 6.1 Operator and Scrubgrass hereby agree to amend Section 6.1 of the Waste Disposal Agreement by replacing it with the following:

“6.1Basic Term.”

This Agreement shall commence on the date of executed and delivery, shall expire on December 31, 2025, unless other terminated or extended in accordance with the provisions of this Agreement.

(g)

Amendment to Exhibit C. Operator and Scrubgrass hereby agree to amend Exhibit C by restoring it in its entirety provided that SCRUBGRASS has does not continue to assume the Operator’s obligations to mining, processing, loading and otherwise handling Waste Coal and unloading and properly disposing of ash with respect to the Russellton Pile.

3.Continuing Effect; No Other Amendments. Except as expressly amended hereby, all the terms and provisions of the Waste Disposal Agreement are and shall remain in full force and effect. The amendments contained herein shall not constitute an amendment or waiver of any other provision of the Waste Disposal Agreement or for any purpose except as expressly set forth herein. The parties shall preserve all rights, remedies, powers and privileges under the Waste Disposal Agreement.

4.Counterparts. The Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of a signature page of the Amendment by electronic or facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

5.Severability. Any provision of the Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate nor render unenforceable such provision in any other jurisdiction.

6.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA.

7.Headings. The headings of the Amendment are for purposes of reference only and shall not limit or otherwise effect the meaning thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

COAL VALLEY SALES LLC

By:	/s/ Joe Anania
Joe Anania — Chief Financial Officer

Dated: 1/31/2017

SCRUBGRASS GENERATING COMPANY LP

By:	/s/ RJ Shaffer
RJ Shaffer— General Manger

Dated: 1/31/2017